UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  November 21, 2006

Keane, Inc.
(Exact Name of Registrant as Specified in Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

001-7516	04-2437166
(Commission File Number)	(IRS Employer Identification No.)

100 City Square, Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 241-9200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On November 21, 2006, Keane, Inc., a Massachusetts corporation (“Keane” or the “Company”), entered into an Addendum (the “Addendum”) by and between Keane, Inc. and Robert B. Atwell (the “Executive”) entered into as of March 11, 2005 (“the Original Agreement”).

Pursuant to the Addendum:

1.               The definition of Retirement Date set forth in the Original Agreement is changed from December 31, 2006 to July 1, 2007.

2.               On or after January 1, 2007, Keane may, at its discretion, modify the Executive’s title, job duties and responsibilities, and/or salary and other compensation, except that Keane may not reduce the Executive’s base salary by more than 20% percent without the Executive’s agreement.

3.               If the Executive’s employment is terminated before the Retirement Date following a Change in Control, the Addendum will be null and void and the terms of the Executive’s Change-In-Control Agreement, entered into as of March 11, 2005 will apply.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

99.1                           Addendum to Agreement between Keane and Robert B. Atwell entered into as of March 11, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 27, 2006	KEANE, INC.

		By:	/s/ John J. Leahy

John J. Leahy
Executive Vice President of Finance and Administration and Chief Financial
Officer and Interim President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Addendum to Agreement between Keane and Robert B. Atwell entered into as of March 11, 2005